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                                                                    EXHIBIT 16.2

[SALBERG & COMPANY, P.A. LETTERHEAD]


March 4, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:  Spantel Communications, Inc.
     File Reference No. 0-25124

We were previously the principal accountants for Receptagen, Ltd. (now known as Spantel Communications, Inc. (the "Company")) and under the date of April 30, 2001 (except for Notes 4 and 9 as to which the date is May 31, 2001), we reported on the financial statements of Receptagen, Ltd. and Subsidiaries as of December 31, 2000, 1999 and 1998. On January 23, 2002, our appointment as principal accountant was terminated. We have read the Company's statements included under Item 4 of its Form 8-K dated March 4, 2002 and we agree with such statements except that:

We are not in a position to agree or disagree with the Company's following statements:

"Effective January 17, 2001 Spantel Communications, Inc. ("Spantel" or the "Company") has retained Spicer Jefferies & Company of Denver, Colorado as its new certifying accountants"


Very truly yours,

/s/ SALBERG & COMPANY, P.A.

SALBERG & COMPANY, P.A.
Certified Public Accountants and Consultants